EXHIBIT 99.2

KAZ, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Financial Statements

 as of October 29, 2010 and April 30, 2010 and

for the Six Months Ended October 29, 2010 and October 23, 2009

KAZ, INC. AND SUBSIDIARIES

KAZ, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF OCTOBER 29, 2010 AND APRIL 30, 2010

(In thousands)

	October 29, 2010	April 30, 2010
ASSETS

Current Assets:
Cash and cash equivalents	$12,167	$23,429
Accounts receivable, net of allowances for bad debts $4,934 and $4,727, respectively	46,315	27,625
Inventories, net	58,834	41,982
Prepaid expenses and other current assets	5,800	4,741
Income tax receivable	3,775	3,762
Deferred tax asset	48	47

Total current assets	126,939	101,586

Property and equipment, net	6,503	7,052
Goodwill	3,147	3,147
Intangible assets, net	11,634	12,472
Other assets	2,927	3,264

Total Assets	$151,150	$127,521

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Current maturities of long-term debt	$205	$205
Accounts payable	51,112	35,080
Accrued expenses and other current liabilities	28,020	31,389

Total current liabilities	79,337	66,674

Long-term debt	2,874	3,079
Stock compensation liabilities	22,496	11,005
Warrant liabilities	11,401	10,761
Derivative liabilities	3,701	6,000
Other liabilities	2,634	2,606

Total liabilities	122,443	100,125

Commitments and contingencies (Note 6)	—	—

Redeemable convertible preferred stock	51,319	51,319

Stockholders’ Deficit
Common stock	118	116
Additional paid-in capital	20	—
Accumulated deficit	(34,590)	(34,777)
Accumulated other comprehensive income	11,840	10,738

Total stockholders’ deficit	(22,612)	(23,923)

Total Liabilities and Stockholders’ Deficit	$151,150	$127,521

See notes to unaudited condensed consolidated financial statements

KAZ, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED OCTOBER 29, 2010 AND OCTOBER 23, 2009

(In thousands)

	October 29, 2010	October 23, 2009

Net sales	$215,476	$218,819
Cost of goods sold	148,250	154,471

Gross profit	67,226	64,348

Selling expenses	31,606	32,295
General and administrative expenses	31,276	20,893
Research and development expenses	4,243	4,298

Operating income	101	6,862

Other (income) expense:
Interest expense, net of interest income	675	2,353
Other income, net	(2,111)	(5,745)

Total other (income) expense	(1,436)	(3,392)

Income before provision for income taxes	1,537	10,254
Provision for income taxes	1,350	829

Net income	$187	$9,425

See notes to unaudited condensed consolidated financial statements

KAZ, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED OCTOBER 29, 2010

(In thousands except share information)

											Accumulated
	Series A		Class A		Class B		Class C		Additional		Other	Total	Other
	Preferred Stock		Common Stock		Common Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity (Deficit)	Income

Balance at April 30, 2010	318.43	$51,319	548.40	$55	548.40	$55	63.41	$6	$—	$(34,777)	$10,738	$(23,923)
Stock-based compensation	—	—	—	—	—	—	23.97	2	20	—	—	22
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	—	187	—	187	$187
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	1,102	1,102	1,102
Total comprehensive income													$1,289
Balance at October 29, 2010	318.43	$51,319	548.40	$55	548.40	$55	87.38	$8	$20	$(34,590)	$11,840	$(22,612)

See notes to unaudited condensed consolidated financial statements

KAZ, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED OCTOBER 29, 2010 AND OCTOBER 23, 2009

(In thousands)

	October 29, 2010	October 23, 2009
OPERATING ACTIVITIES:
Net income	$187	$9,425
Adjustments to reconcile net income to net cash (used in) provided by operations:
Depreciation and amortization	2,439	2,424
Interest accretion and amortization of debt discount	432	719
Provisions for accounts receivable valuation allowances	201	624
(Gain)/loss on disposal of property and equipment	253	(93)
Stock-based compensation	11,513	561
Gain on foreign currency transactions	(1,089)	(5,648)
Decrease in warrant liabilities and derivative liabilities, net	(1,659)	—
Changes in assets and liabilities:
Accounts receivable	(19,111)	(14,739)
Inventories	(17,468)	15,873
Prepaid expenses and other current assets	(783)	(7,046)
Income tax receivable	(14)	(953)
Other assets	(95)	(99)
Accounts payable	16,401	21,592
Accrued expenses and other current liabilities	(3,003)	7,414
Other liabilities	1,116	5,665
Net cash (used in) provided by operating activities	(10,680)	35,719

INVESTING ACTIVITIES:
Capital expenditures	(915)	(654)
Proceeds from sale of equipment	4	—
Net cash used in investing activities	(911)	(654)

FINANCING ACTIVITIES:
Principal payments on revolving line of credit, net	—	(10,994)
Principal payments on long-term debt	(205)	(20,726)
Net cash used in financing activities	(205)	(31,720)
Effect of foreign exchange on cash	534	(6,032)
Net decrease in cash and cash equivalents	(11,262)	(2,687)
Cash and cash equivalents, beginning of fiscal year	23,429	5,772
Cash and cash equivalents, end of fiscal period	$12,167	$3,085

See notes to unaudited condensed consolidated financial statements

KAZ, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF OCTOBER 29, 2010 AND APRIL 30, 2010 AND FOR THE SIX MONTHS ENDED OCTOBER 29, 2010 and OCTOBER 23, 2009

(In thousands except share and per share information)

1.                      BUSINESS AND BASIS OF PRESENTATION

Business

Kaz, Inc. and its Subsidiaries (the “Company”) is a leading provider of a broad range of consumer products.  The Company’s three primary product categories, Home Healthcare, Home Environment, and Lawn & Garden, source, market, and distribute a number of well-recognized brands, including: Home Healthcare: Vicks®, Braun®, Kaz®, Smart-Temp®, and SoftHeat®; Home Environment: Honeywell®, Duracraft®, and Dunlap®; and Lawn & Garden: Stinger® and Nosquito®.   Products are sold primarily to retailers in the United States and Europe.  The Company maintains its headquarters in Southborough, Massachusetts.  The Company was acquired by Helen of Troy Limited (“Helen of Troy”) on December 31, 2010 and became a wholly-owned indirect subsidiary of Helen of Troy on that date.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited.  These financial statements and notes should be read in conjunction with the accompanying audited consolidated financial statements and related notes.

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“the SEC”).  Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations.  In the opinion of management, the unaudited condensed consolidated financial statements and notes have been prepared on the same basis as the audited consolidated financial statements, and include all adjustments (consisting of normal, recurring adjustments) necessary for the fair presentation of the Company’s financial position at October 29, 2010 and April 30, 2010 and statements of operations and cash flow for the six months ended October 29, 2010 and October 23, 2009.  The interim periods are not necessarily indicative of the results to be expected for any other interim period or the full year.

2.                      FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, marketable securities held in a deferred compensation plan, accounts payable and long-term debt.  Fair value hierarchy classifies fair value measurements based on the inputs used in measuring fair value.  The inputs include:  Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets for similar instruments that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable are considered reasonable estimates of their fair value, due to the short maturity of these instruments.

The Company’s long-term debt has never been traded and there are no available quotes or other Company specific observable market inputs to arrive at the fair value of the Company’s long-term debt.  Based upon consideration of the terms of the Company’s long-term debt, the Company’s credit worthiness, general market conditions and yields on similar debt obligations, management believes that the carrying value is a reasonable estimate of the fair value of long-term debt at October 29, 2010 and April 30, 2010, respectively.

The following table presents information about the assets measured at fair value on a recurring basis as of October 29, 2010 and April 30, 2010, respectively:

Description	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities as of October 29, 2010	$1,232	$—	$—	$1,232
Marketable securities as of April 30, 2010	$1,137	$—	$—	$1,137

Liabilities:
Warrant liabilities as of October 29, 2010	$—	$—	$11,401	$11,401
Derivative liability as of October 29, 2010	$—	$—	$3,701	$3,701
Warrant liabilities as of April 30, 2010	$—	$—	$10,761	$10,761
Derivative liability as of April 30, 2010	$—	$—	$6,000	$6,000

The following table summarizes the changes in the fair value of the warrant and derivative liabilities, which are based on level 3 inputs:

	Derivative	Warrants
Balance - April 30, 2010	$6,000	$10,761
Increase/(decrease) in fair value recognized in other expense	(2,299)	640
Balance - October 29, 2010	$3,701	$11,401

The Company’s marketable securities in the deferred compensation plan include mutual funds that are carried at fair value and are classified as other long term assets.  Fair value of these securities has been determined based upon market quotes for identical assets at the balance sheet date.

The Company utilized the transaction value proposed in the acquisition of the Company by Helen of Troy and the estimated settlement of the warrant liability to determine the fair value of the warrant liability at October 29, 2010.  As of April 30, 2010, the fair value of the warrant liability was determined using the Black Scholes option-pricing model using the following assumptions:  expected dividend yield of zero, risk-free interest rate of 2.8%, volatility of 51%, and remaining contractual lives of 6.6 years to 9.6 years.  The fair value of the warrants totaled $10,761 at April 30, 2010.  As of October 29, 2010, the fair value of the warrants totaled $11,401.

The fair value of the derivative liability was determined by comparing the fair value of the Series A preferred stock that included all of the embedded features that gave rise to the derivative liability to the fair value of the Series A preferred stock that excluded the embedded features.  The difference in the two values was deemed to be the fair value of the derivative.  As of October 29, 2010, the fair value of the Series A preferred stock was determined utilizing the transaction value proposed in the acquisition of the Company by Helen of Troy.  As of April 30, 2010, the fair value of the Series A preferred stock was determined using an option pricing model to allocate the fair value of the Company to the various classes of securities.  The option pricing model contemplates the rights and preferences of the various debt and equity securities that are outstanding.

3.                      INVENTORIES

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.  Inventories are reduced by reserves for excess and obsolete inventories of $8,942 at October 29, 2010 and $8,946 at April 30, 2010.

The components of inventories at October 29, 2010 and April 30, 2010 are as follows:

	Oct-10	Apr-10
Raw materials	$248	$1,664
Finished goods	58,586	40,318
	$58,834	$41,982

4.                      INTANGIBLE ASSETS

Intangible assets at October 29, 2010 and April 30, 2010 were as follows:

	Useful Lives	Oct-10	Apr-10
Patents	5 years	$1,808	$1,808
Trademarks and customer relationships	10 years	18,513	17,982
Product technology	5 years	881	857
		21,202	20,647
Less accumulated amortization		(9,568)	(8,175)
		$11,634	$12,472

Annual estimated amortization expense on the intangible assets is as follows:

Fiscal Years	Amount
Remainder of fiscal 2011	$1,166
2012	1,898
2013	1,798
2014	1,798
2015	1,798
2016 and thereafter	3,176
$11,634

Amortization expense for the six months ended October 2010 and 2009 was $1,285 and $1,257, respectively.

5.                      RESTRUCTURING

During the fiscal year ended April 24, 2009, the Company initiated a plan to close its three manufacturing facilities located in the United States and China. This restructuring was based on management’s determination that outsourcing manufacturing will result in significant cost savings, reduced working capital requirements, improved product quality, and increased on-time delivery to customers.  As of April 24, 2009, manufacturing operations ceased at all locations and the restructuring activities were considered substantially complete.  Subsequent charges recorded in China related primarily to residual customs and duty charges.

The Company initiated a plan to centralize the organizational business model within Europe, and the first step was to move the regional headquarters to an office in Lausanne, Switzerland.  Over a two year period all functions, except sales, were moved to this office.  The final stage of the project consisted of the centralization of the warehouses within Europe, and, in August 2009, the Company approved the recommendation to centralize warehouses to one facility located in Belgium.  Costs related to this centralization were recorded as restructuring costs in the fiscal year ended April 30, 2010.

For the six months ended October 29, 2010, the Company recorded the following restructuring payments against its reserves:

	Employee Terminations	Other	Impairment	Total
Reserve balance at April 30, 2010	$116	$5,328	$—	$5,444
Provision for restructuring	—	—	—	—
Cash payments and non-cash charges	(2)	(4,974)	—	(4,976)
Reserve balance at October 29, 2010	$114	$354	$—	$468

6.                      COMMITMENTS

Royalty Commitments

The Company maintains several license agreements to manufacture and sell certain products.  Royalties are due to the licensors based upon sales of the licensed products.  At October 29, 2010, minimum guaranteed royalty commitments are as follows:

Fiscal Years	Amount
Remainder of Fiscal 2011	$5,739
2012	10,231
2013	10,231
2014	10,231
2015	10,231
$46,663

The royalty agreements have indefinite terms and the minimum commitments extend to the termination of the agreement by either party.

For the six months ended October 2010 and 2009, the Company recognized royalty expense of $7,762 and $7,931, respectively, which is reported in selling expenses in the consolidated statements of operations.

Procurement Commitments

The Company outsources manufacturing of its products.  As a result of this outsourcing, as of October 29, 2010, the Company had purchase commitments of $10,170 for these products.

Legal Proceedings

The Company is party to certain legal proceedings arising in the ordinary course of business.  The Company believes that none of these proceedings will have a material adverse effect on the Company’s business, results of operations or financial condition.

Employment Agreements

The Company has entered into employment agreements with certain members of senior management. The terms of these agreements include specified employment terms and provide for defined severance payments and acceleration of vesting of share based awards under certain circumstances, including a sale of the company, other refinancing or recapitalization as well as termination without cause.

Other

The Company is subject to audits on sales and use taxes, unclaimed property, employee benefits, VAT, customs and other assessments.  While management believes that known and estimated liabilities have been adequately provided for, additional liabilities could be assessed.  Management does not believe that such outcome would have a material negative impact on the financial position, results of operations and cash flows.

7.                      INCOME TAXES

The Company provides for income taxes at the end of each interim period based on the estimated effective tax rate for the full fiscal year.  Discrete items and changes in our estimate of the annual effective tax rate are recorded in the period they occur. Accounting for income taxes requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax and financial reporting basis of assets and liabilities and for loss and credit carryforwards. Consistent with prior periods, the Company maintained a full valuation allowance against its deferred tax assets due to the historic losses that create uncertainty as the realization of such deferred tax assets.  There were no material uncertain tax positions recognized from prior years and there were no changes related to uncertain tax positions during the periods presented.

The recorded provision for the periods presented differs from the statutory rates due primarily to the non-deductibility of the changes in the warrant liabilities and the full valuation allowance provided on the Company’s deferred tax assets.

8.                      RELATED PARTIES

The Company has an agreement with the holders of the Series A preferred stock for an annual management fee, and during the six months ended October 29, 2010 and October 23, 2009, the Company paid $126 and $45, respectively, to the holders of the Series A preferred stock for the management fee, including out-of-pocket costs.

9.                      SUBSEQUENT EVENTS

The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure.  Subsequent events have been evaluated through March 18, 2011, the date the financial statements became available to be issued.

On December 9, 2010, the Company announced that it had entered into a definitive merger agreement with Helen of Troy, a designer, developer and worldwide marketer of brand-name personal care and household consumer products, to acquire the Company, for $260 million in cash, subject to certain closing working capital and other adjustments.  The merger was completed on December 31, 2010.  Upon the effectiveness of the merger, Kaz became a wholly-owned indirect subsidiary of the Company.